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                                                                    EXHIBIT 23.1

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2002, except as to Note 14, which is as of March 27, 2002, relating to the financial statements, which appears in Acacia Research Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.




/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
December 19, 2002